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Exhibit 10(a)

September 29, 2015

Great-West Life & Annuity Insurance Company of New York
50 Main Street
White Plains, New York 10606

Re: Variable Annuity-2 Series Account
Post-Effective Amendment No. 1 to Registration Statement on Form N-4
File Nos. 811-05961 and 333-203265

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

            Very truly yours,

            /s/Carlton Fields Jorden Burt, P.A.

            Carlton Fields Jorden Burt, P.A.